Exhibit 4.1

ORDINARY SHARES ORDINARY SHARES
RWR 0000 CUSIP M82160 10 1 ReWalk Robotics Ltd.
INCORPORATED UNDER THE LAW S OF THE STATE OF ISRAEL SEE REVERSE SIDE FOR CERTAIN DEFINITION
THIS CERTIFIES that is the Registered Holder of SPECIMEN FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.01 PAR VALUE EACH OF ReWalk Robotics Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed or with an appropriate instrument of transfer. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Association of the Company and amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS W HEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company. Dated: Countersigned and Registered: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn , N.Y.) Transfer Agent and Registrar Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT - CUSTODIAN
TEN ENT	- as tenants by the entireties	(Cust) (Minor)
JT TEN	- as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

                                                                                                                                                                                                      Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                      Attorney

to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE, WHATSOEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15